Exhibit (6)(a)(ii)

                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

                  The Series of Neuberger Berman Income Funds currently subject to this Agreement are as follows:


        Neuberger Berman Cash Reserves
        Neuberger Berman Government Money Fund
        Neuberger Berman High Income Bond Fund
        Neuberger Berman Institutional Cash Fund
        Neuberger Berman Limited Maturity Bond Fund
        Neuberger Berman Municipal Money Fund
        Neuberger Berman Municipal Securities Trust



        DATED:   June 19, 2002